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                                                                    Exhibit 99.3

[LOGO OF ATMOS ENERGY CORPORATION APPEARS HERE]

Electronic Deposit of Dividends Enrollment Form


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Signature (sign as name appears below)

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Signature (if shares held jointly, both owners must sign)

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Social Security Number                         Date





Note: This enrollment form must be received by Bank of Boston at least 45 days prior to the dividend payment date; otherwise, a dividend check will be mailed to you. This service will continue until written notice to cancel is received by Bank of Boston.




If you would like to sign up for Electronic Deposit of Dividends, complete this form. Return it to our agent, Bank of Boston, with a voided check or a deposit slip that shows your bank account number.

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Name of your bank

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Address of your bank

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City                        State               Zip Code

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Bank account number

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Your bank's ABA Transit Routing Number (contact your bank
for this information)
                    Account Type:

            [_] Checking   [_] Savings

Written correspondence should be directed to:
Bank of Boston
Mail Stop: 45-02-09
P.O. Box 644
Boston, MA 02102-0644




Now you can have your cash dividends deposited directly into your personal bank account. With this Electronic Deposit service, you tell us where to deposit your dividend and we make the deposit for you. This service is provided to you at no charge. Compare the benefits of Electronic Deposit to conventional mail delivery:

        * It's Convenient. Your dividend is automatically credited to your personal bank account each quarter, even when you're out of town.

        * It's Dependable. Your bank account is credited on the date the dividend is paid. You are assured immediate access to your dividend on the payable date because you don't have to wait for your check in the mail.

        * It's Safe. You eliminate the possibility of your check being lost, stolen or destroyed.

To take advantage of this service, just complete the reverse side of this enrollment form. Attach a voided check or a deposit slip that shows your bank account number. Please note that it is essential that you furnish your bank's ABA Transit Routing Number, where requested, in order to enroll. Mail this form and your attachment to The First National Bank of Boston in the envelope provided. Telephone inquiries call: 1-800-736-3001.